Exhibit 10.1

February 21, 2023

[Name and address of warrant holder]

Re:         Reprice and Reload Offer of Common Stock Purchase Warrants

To Whom It May Concern:

Windtree Therapeutics, Inc. (the “Company”) is pleased to offer to you the opportunity to receive new Common Stock purchase warrants of the Company in consideration for the exercise of the Common Stock purchase warrants set forth on your signature page attached hereto (individually, the “July 2018 Warrants”, the “December 2018 Warrants “, the “December 2019 Warrants”, and the “May 2020 Warrants”, and, collectively, the “Existing Warrants”) currently held by you (the “Holder”). The shares of common stock, par value $0.001 (“Common Stock”), underlying the Existing Warrants (“Existing Warrant Shares”) have been registered pursuant to registration statements on Form S-1 (File No. 333-217161), Form S-1 (File No. 333-231128), Form S-1 (File No. 333-235977), Form S-1 (File No. 333-236085) and Form S-3 (File No. 333-248874) (collectively, the “Registration Statements”). The Registration Statements are currently effective and, upon exercise of the Existing Warrants, will, to the Company’s knowledge, be effective for the issuance of the Existing Warrant Shares. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Existing Warrants.

In consideration for cash exercising all of the Existing Warrants held by you on or before 9:00 a.m. (New York City time) on February 21, 2023 (the “Warrant Exercise”), the Company hereby offers you a reduction of the exercise price of the Existing Warrants to $0.1411 per share and the issuance of New Warrants (as defined and described below). As such, upon accepting this offer, Section 2(b) of all Existing Warrants issued pursuant to the Registration Statements is hereby amended and restated as follows:

“The exercise price per share of Common Stock under this Warrant shall be $0.1411, subject to adjustment hereunder (the “Exercise Price”).”

In addition, the Company hereby offers (i) to issue to you or your designees a new Common Stock Purchase Warrant (the “New Warrants”) to purchase up to a number of shares of Common Stock equal to 200% of the number of Existing Warrant Shares issued pursuant to each Warrant Exercise that occurs from and after the date hereof and prior to 9:00 a.m. on February 21, 2023, which New Warrant shall be substantially in the form of Annex B hereto. The New Warrants will be exercisable six (6) months following their issuance and will expire on the five and one half (5.5) year anniversary of the date of issuance. The original New Warrant certificates will be delivered within two (2) Business Days following each Warrant Exercise pursuant to this letter agreement.

The Holder may accept this offer by signing this letter below, with such acceptance constituting the Holder’s exercise of the number of Existing Warrants as set forth on the Holder's signature page attached hereto for an aggregate exercise price as set forth on the Holder’s signature page hereto (the “Aggregate Exercise Price”) on or before 5:30 p.m. (New York City time) on February 21, 2023. Notwithstanding anything herein to the contrary, in the event the Warrant Exercise would otherwise cause the Holder to exceed the beneficial ownership limitations (“Beneficial Ownership Limitation”) set forth in the Existing Warrants, the Company shall only issue such number of Warrant Shares to the Holder that would not cause the Holder to exceed the maximum number of Warrant Shares permitted thereunder with the balance to be held in abeyance until notice from the Holder that the balance (or portion thereof) may be issued in compliance with such limitations, which abeyance shall be evidenced through the Existing Warrant which shall be deemed prepaid thereafter, and exercised pursuant to a Notice of Exercise in the Existing Warrant (provided no additional exercise price shall be payable).

Additionally, the Company agrees to the representations, warranties and covenants set forth on Annex A attached hereto. The Holder represents and warrants that, as of the date hereof it is, and on each date on which it exercises any New Warrants it will be, an “accredited investor” as defined in Rule 501 of the Securities Act, and agrees that the New Warrants will contain restrictive legends when issued, and neither the New Warrants nor the shares of Common Stock issuable upon exercise of the New Warrants (the “New Warrant Shares”) will be registered under the Securities Act, except as provided in Annex A attached hereto.

If this offer is accepted and this letter agreement is executed and delivered to the Company on or before 5:30 p.m. (New York City time) on February 21, 2023, the Company shall (i) (i) file a prospectus supplement, if required by the Securities Act, to the Registration Statements with the Securities and Exchange Commission disclosing the reduced exercise price of the Existing Warrants and (ii) file a Current Report on Form 8-K with the Securities and Exchange Commission disclosing all material terms of the transactions contemplated hereunder, including this letter agreement as an exhibit thereto with the Commission within the time required by the Exchange Act. From and after the issuance of the Current Report on Form 8-K, the Company represents to the Holder that it shall have publicly disclosed all material, non-public information delivered to the Holder by the Company or any of its officers, directors, employees or agents in connection with the transactions contemplated hereby. In addition, effective upon the issuance of the Current Report on Form 8-K, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company or any of its officers, directors, agents, employees or Affiliates on the one hand, and the Holder or any of its Affiliates on the other hand, shall terminate. From and after the date hereof, the Company represents to the Holder that none of the Company’s directors, officers, employees or agents will provide the Holder with any material, nonpublic information that is not publicly disclosed. The Company hereby agrees that it shall not issue a press release relating to the transactions contemplated by this letter agreement without the prior written approval of the Holder party hereto.

On February 21 , 2023, the closing shall occur at such location as the parties shall mutually agree. Unless otherwise directed by Ladenburg Thalmann & Co. Inc. (the “Placement Agent”), settlement of the Warrant Exercise hereunder shall occur via “Delivery Versus Payment” (“DVP”) (i.e., on the Closing Date, the Company shall issue the shares of Common Stock issued in the Warrant Exercise in the Holder’s name and address and be released by the Transfer Agent directly to the account(s) of the Placement Agent as identified by the Holder; upon receipt of such Warrant Shares, the Placement Agent shall promptly electronically deliver such Warrant Shares to the Holder; and payment of the aggregate exercise price therefor shall be made by the Placement Agent (or its clearing firm) on behalf of the Holder by wire transfer to the Company). On or prior to the Closing Date, the Holder shall deliver or cause to be delivered to the Company such Holder’s aggregate exercise price for the exercised Warrant Shares, which shall be made available for DVP settlement with the Company or its designee. The date of the closing of the Warrant Exercise shall be referred to as the “Closing Date”. Except as set forth herein, the terms of the Existing Warrants, including but not limited to the obligations to deliver the Existing Warrant Shares, shall remain in effect as if the acceptance of this offer was a formal exercise notice under the Existing Warrants. In addition, upon the receipt of the shares of Common Stock pursuant to the Warrant Exercise, the Holder agrees to instruct its prime broker to surrender the Existing Warrants exercised hereunder to the Company and/or the Warrant Agent (as defined in the Existing Warrants) for cancellation.

The Company acknowledges and agrees that the obligations of the Holder under this letter agreement are several and not joint with the obligations of any other holder of Common Stock purchase warrants of the Company (each, an “Other Holder”) under any other agreement related to the exercise of such warrants (“Other Warrant Exercise Agreement”), and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder or under any such Other Warrant Exercise Agreement. Nothing contained in this letter agreement, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and the Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and the Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this letter agreement and the Company acknowledges that the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this letter agreement or any Other Warrant Exercise Agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this letter agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this letter agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Existing Warrant Shares. This letter agreement shall be governed by the laws of the State of New York without regard to the principles of conflicts of law thereof.

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To accept this offer, Holder must counter execute this letter agreement and return the fully executed letter agreement to the Company at e-mail: _______________, attention: ____________, on or before 5:30 am (New York City time) on February 21, 2023.

Please do not hesitate to call me if you have any questions.

Sincerely yours, WINDTREE THERAPEUTICS, INC. By: _______________________ Name: Title:

Accepted and Agreed to:

Name of Holder: ________________________________________________________

Signature of Authorized Signatory of Holder: _________________________________

Name of Authorized Signatory: _______________________________________________

Title of Authorized Signatory: ________________________________________________

July 2018 Warrant Shares:

December 2018 Warrant Shares:

December 2019 Warrant Shares:

May 2020 Warrant Shares:

Number of Existing Warrants being exercised contemporaneously with signing this letter:

Aggregate Exercise Price of the Existing Warrants being exercised contemporaneously with signing this letter:

New Warrant Shares:

Beneficial Ownership Limitation New Warrant: 19.99%

Address for Delivery of New Warrant: _________________________

DTC Instructions:

The Existing Warrant Shares shall be delivered to the following DWAC Account Number:

Broker Name:
Broker DTC DWAC #:
Broker Contact:
Account #:

Annex A – Representations and Warranties

Representations, Warranties and Covenants of the Company. The Company hereby makes the following representations and warranties to the Holder:

(a)    Registration Statements. The Existing Warrant Shares are registered for issuance on Registration Statements on Form S-1 (File No. 333-217161), Form S-1 (File No. 333-231128), Form S-1 (File No. 333-235977), Form S-1 (File No. 333-236085) and Form S-3 (File No. 333-248874) (collectively, the “Registration Statements”) and the Company knows of no reason why such registration statements shall not remain effective for the foreseeable future. The Company shall use commercially reasonable efforts to keep the Registration Statements effective and available for use by the Holder until all Existing Warrant Shares underlying the Existing Warrants are sold by the Holder.

(b)    Authorization; Enforcement. The Company will have the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this letter agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby will be duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith. This letter agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c)    No Conflicts. The execution, delivery and performance of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate of incorporation, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected, other than for which a waiver has been obtained by the Company; or (iii) subject to Section (d) below, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a material adverse effect.

(d)    Nasdaq Corporate Governance. The transactions contemplated under this letter agreement, comply with all rules of Nasdaq.

(e)    Issuance of the New Warrant. The issuance of the New Warrants is duly authorized and, , and when executed and delivered by the Company, shall constitute a valid, legal and binding obligation of the Company, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity, and the New Warrant Shares, when issued in accordance with the terms of the New Warrant, will be validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the New Warrant Shares in full.

(f)    Legends and Transfer Restrictions.

 (i)     The New Warrant and New Warrant Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of New Warrant or New Warrant Shares other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of the undersigned or in connection with a pledge, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred New Warrant and New Warrant Shares under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this letter agreement.

 (ii)     The undersigned agrees to the imprinting, so long as is required by this Section (i), of a legend on any of the New Warrant and New Warrant Shares in the following form:

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.                                    .

         The Company acknowledges and agrees that the undersigned may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the New Warrant to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this letter agreement and, if required under the terms of such arrangement, the undersigned may transfer pledged or secured New Warrant to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate undersigned’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of New Warrant may reasonably request in connection with a pledge or transfer of the New Warrant or New Warrant Shares.

(iii)     Certificates evidencing the New Warrant Shares shall not contain any legend (including the legend set forth in Section (f)(ii) hereof), (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such New Warrant Shares pursuant to Rule 144, (iii) if such New Warrant Shares are eligible for sale under Rule 144, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to its transfer agent (if required by the transfer agent) and the undersigned (if requested by the undersigned) in connection with the removal of the legend hereunder. If all or any portion of a New Warrant is exercised at a time when there is an effective registration statement to cover the resale of the New Warrant Shares, or if such New Warrant Shares may be sold under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such New Warrant Shares shall be issued free of all legends. The Company agrees that following such time as such legend is no longer required under this Section (f), it will, no later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing Warrant Shares, as applicable, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to the undersigned a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the transfer agent that enlarge the restrictions on transfer set forth in this Section (f). Certificates for New Warrant Shares subject to legend removal hereunder shall be transmitted by the transfer agent to the undersigned by crediting the account of the undersigned’s prime broker with the Depository Trust Company System as directed by the undersigned. “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of a certificate representing Warrant Shares issued with a restrictive legend.

(g)    Public Information Failure. At any time during the period commencing from the six (6) month anniversary of the date hereof and ending at such time that all of the New Warrant Shares may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if there is no effective registration statement covering the resale of all of the New Warrant Shares and the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144(i)(1)(i) or becomes an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to the undersigned’s other available remedies, the Company shall pay to the undersigned, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the New Warrant Shares, an amount in cash equal to two percent (2.0%) of the aggregate Exercise Price of the undersigned’s New Warrant on the day of a Public Information Failure and on every thirtieth (30th) day (pro-rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the undersigned to transfer the New Warrant Shares pursuant to Rule 144. The payments to which the undersigned shall be entitled pursuant to this Section (g) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit the undersigned’s right to pursue actual damages for the Public Information Failure, and the undersigned shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(h)    Listing of Common Stock. The Company shall apply to list or quote all of the New Warrant Shares on Nasdaq and promptly secure the listing of all of the New Warrant Shares on Nasdaq.

(i)    Registration Statement. As soon as practicable (and in any event within ninety (90) calendar days of the date of this letter agreement), the Company shall file a registration statement on Form S-1 or Form S-3, as applicable, providing for the resale by the Holders of the New Warrant Shares issued and issuable upon exercise of the New Warrants.  The Company shall use best efforts to cause such registration to become effective on or prior to the 180th calendar day after the date of this letter agreement and to keep such registration statement effective at all times until no Holder owns any New Warrants or New Warrant Shares issuable upon exercise thereof.

(j)    Subsequent Equity Sales. From the date hereof until twenty (20) days after the Closing Date, neither the Company nor any Subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents or (ii) file any registration statement or any amendment or supplement thereto, in each case other than the registration statement registering the New Warrant Shares. Notwithstanding the foregoing, this Section (j) shall not apply in respect of an Exempt Issuance. As used herein, “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of any securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this letter agreement, provided that such securities have not been amended since the date of this letter agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (except for such decreases in exercise, exchange or conversion price in accordance with the terms of such securities) or to extend the term of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith until twenty (20) days after the Closing Date, and provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

Annex B – Form of New Warrant